                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1999



                            COLD METAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    New York                       1-12870                   16-1144965
(State of incorporation)         (Commission               (IRS Employer
                                File Number)            Identification No.)


      8526 South Avenue, Youngtown, Ohio                  44514
   (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code: (330) 758-1194

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective March 30, 1999, the Registrant, acting through its wholly owned Canadian subsidiary, Cold Metal Products, Limited, disposed of the assets and certain liabilities of its steel service centers located in Hamilton and Concord, Ontario, Canada pursuant to an agreement entered into on that date with Maksteel Inc., an independent automotive steel service center company headquartered in Mississauga, Ontario, Canada. The service centers employ approximately 100 people and slit steel for the automotive and industrial goods markets. The Registrant received consideration of $14.6 million in cash and a subordinated promissory note due in one year for approximately $1.0 million. The buyer also assumed $7.1 million of accounts payable. The consideration was determined pursuant to arm's length negotiations and was based on final net book value of the assets of the service centers as of March 25, 1999.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA INFORMATION AND  EXHIBITS.

(b)  Pro Forma Financial Information (Unaudited)

         Pro Forma Consolidated Condensed Balance Sheet
         ----------------------------------------------

                  The Registrant's unaudited pro forma balance sheet gives effect to the disposition of the service center assets and liabilities as if the transaction had occurred, for balance sheet purposes, on December 31, 1998. Pro forma adjustments were made to eliminate the affected assets and liabilities of the sale, with proceeds received reflected as a reduction of bank debt. Estimated closing costs were accrued, deferred tax effects were recorded, and a portion of the foreign currency translation amount was recognized as an adjustment to equity.


                                                                      Fiscal Period Ended
                                                                       December 31, 1998
                                                                Condensed    Pro Forma   Pro Forma
                                                                Historical  Adjustments    Amount
                                                                         (in thousands)
Assets:
   Current Assets                                              $  72,004  $ (13,861)   $  58,143
   Property, plant and equipment                                  45,442     (5,619)      39,823
   Other non-current assets                                       11,508       (841)      10,667
                                                              ----------------------------------
      Total assets                                             $ 128,954  $ (20,321)   $ 108,633
                                                              ==================================

Liabilities and shareholders' equity:
   Current liabilities                                         $  31,415  $  (6,167)   $  25,248
   Long-term debt                                                 56,710    (13,722)      42,988
   Other liabilities                                              16,055          0       16,055
   Shareholders' equity                                           24,774       (432)      24,342
                                                              ----------------------------------
      Total liabilities and shareholders' equity               $ 128,954  $ (20,321)   $ 108,633
                                                              ==================================



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         Pro Forma Consolidated Income Statement
         ---------------------------------------

                  The following unaudited pro forma statements of operations have been derived from the Registrant's statements of operations for fiscal 1998 and for the nine month period ended December 31, 1998, and adjust such information to give effect to the disposition of the service centers as if the disposition had occurred on April 1, 1997. In preparing the pro forma results of operations for fiscal 1998 and the nine month period ended December 31, 1998, adjustments have been made for certain corporate allocations which would remain as costs of the Registrant. Proceeds from the disposition were used to reduce debt and interest expense is adjusted accordingly. The pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operation that actually would have resulted if the sale had been consummated on April 1, 1997, nor which may result from future operations.


                                                  Nine Months Ended
                                                  December 31, 1998
                                       Actual          Pro Forma      Pro Forma
                                                      Adjustments       Amount
                                   (dollars in thousands except per share amounts)
Net sales                            $ 186,901        $ (42,673)      $ 144,228
Cost of sales                          178,525          (45,671)        132,854
                                     ------------------------------------------
Gross profit                             8,376            2,998          11,374
Selling, general and administrative     11,923           (1,060)         10,863
expenses
Impairment of long-lived assets          3,065           (3,065)              0
Interest expense                         3,384             (665)          2,719
                                     ------------------------------------------
Income (loss) before income taxes       (9,996)           7,788          (2,208)
Income taxes                            (2,953)          (2,092)           (861)
                                     ------------------------------------------
Net income (loss)                    $  (7,043)       $   5,696       $  (1,347)
                                     ==========================================
Net income (loss) per share          $   (1.00)       $     .81       $    (.19)
                                     ==========================================
Weighted average shares
  outstanding                        7,054,350        7,054,350       7,054,350
                                     ==========================================


                                                                      Fiscal Year Ended
                                                                        March 31, 1998
                                                             Actual       Pro Forma      Pro Forma
                                                                         Adjustments       Amount
                                                       (dollars in thousands except per share amounts)

Net sales                                                 $  289,213     $ (75,812)     $  213,401
Cost of sales                                                264,799       (73,180)        191,619
                                                          ----------------------------------------
Gross profit                                                  24,414        (2,632)         21,782
Selling, general and administrative expenses                  16,019        (2,390)         13,629
Interest expense                                               4,624          (920)          3,704
                                                          ----------------------------------------
Income before income taxes                                     3,771            678          4,449
Income taxes                                                   1,438            224          1,662
Net income                                                $    2,333     $      454     $    2,787
                                                          ========================================

Net income  per share                                     $     0.33     $     0.06     $     0.39
                                                          ========================================
Weighted average shares outstanding                        7,142,026       7,142,026      7,142,026
                                                          ========================================


(c) Exhibits

         2(b) Asset Purchase Agreement between Cold Metal Products, Limited and Maksteel Inc. dated March 30, 1999 not including schedules setting forth detailed information regarding the assets and liabilities transferred and assumed, pension plans, and other employee matters. Copies of schedules to the Agreement which are not included herewith may be obtained by submitting a written request to the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COLD METAL PRODUCTS, INC.

                                 BY /s/ Raymond P. Torok
                                   ---------------------

                                        Raymond P. Torok
                                        President and Chief Executive Officer


April 14, 1999